SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2013

RLJ LODGING TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-35169	27-4706509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 Bethesda Metro Center Suite 100 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

(301) 280-7777

(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Seven-Year Term Loan

As previously disclosed, on November 20, 2012, RLJ Lodging Trust (the “Company”), as parent guarantor, and RLJ Lodging Trust, L.P., the Company’s operating partnership (the “Operating Partnership”), as borrower, entered into an unsecured term loan agreement (the “2012 Seven-Year Term Loan Agreement”) with Wells Fargo, National Association (“Wells Fargo”), as administrative agent and a lender, and the other lenders party thereto, which provides for a term loan of $125 million with a scheduled maturity date of November 20, 2019 (the “2012 Seven-Year Term Loan”).

On August 27, 2013, the Company, as parent guarantor, and the Operating Partnership, as borrower, entered into the first amendment to the 2012 Seven-Year Term Loan Agreement (the “First Amendment,” and together with the 2012 Seven-Year Term Loan Agreement, the “Seven-Year Term Loan Agreement”) to, among other things, expand the accordion feature by $25 million to provide the Operating Partnership with the option to increase the total term loan amount to $225 million, if one or more lenders commit to being a lender for the additional amount and certain other customary conditions are met.  Previously, the 2012 Seven-Year Term Loan Agreement provided that the total term loan amount under the facility could be increased to $200 million.

Following the First Amendment, on August 27, 2013, the Company and the Operating Partnership entered into an Additional Lender Supplement (the “Lender Supplement”) with Wells Fargo, certain existing lenders and certain other lending institutions party thereto (the “New Lenders”) to exercise the accordion feature of the Seven-Year Term Loan Agreement for an additional term loan of $100 million (the “Additional Term Loan,” and together with the 2012 Seven-Year Term Loan, the “Seven-Year Term Loan”). The entire $100 million was fully drawn on August 30, 2013 on the same terms as the 2012 Seven-Year Term Loan.

The Seven-Year Term Loan, subject to certain exceptions, bears interest at a rate of LIBOR plus 205 to 300 basis points, depending on the total leverage ratio of the Company and its subsidiaries. Amounts owing under the Seven-Year Term Loan Agreement are guaranteed by the Company, each subsidiary of the Company that owns a property included in an unencumbered pool of hotel properties that satisfy certain requirements (the “Unencumbered Pool”), and certain other subsidiaries that are not otherwise prohibited from providing such guaranty (the “Seven-Year Term Loan Guaranty”).  In addition, the Seven-Year Term Loan Agreement requires that the Operating Partnership and the subsidiary guarantors own at least 90% of the total asset value of the Company and its subsidiaries, as adjusted to exclude assets held by unconsolidated affiliates and assets of certain subsidiaries that are precluded from guaranteeing debt.

The proceeds of the 2012 Seven-Year Term Loan and the Additional Term Loan were used by the Operating Partnership and the Company to finance the repayment of certain existing debt of the Company and its subsidiaries.

The Seven-Year Term Loan Agreement requires ongoing compliance by the Company, the Operating Partnership and their subsidiaries with various affirmative and negative covenants, including with respect to liens, indebtedness, investments, dividends, mergers and asset sales.  In addition, the Seven-Year Term Loan Agreement requires that the Company satisfy certain financial covenants, including:

•                  ratio of total debt to EBITDA of not more than 6.0 to 1.0 (subject to a higher amount in certain circumstances);

•                  ratio of adjusted EBITDA to fixed charges of not less than 1.5 to 1.0;

•                  ratio of secured indebtedness to total asset value of no more than 50% for the period from November 20, 2012 through and including September 30, 2013, and reducing to 45% for all periods thereafter;

•                  ratio of secured recourse debt to total asset value of not more than 10%;

•                  ratio of unsecured indebtedness to the value of the Unencumbered Pool (as determined in accordance with the Seven-Year Term Loan Agreement);

•                  ratio of adjusted net operating income of the Unencumbered Pool to Unsecured Interest Expense (as defined in the Seven-Year Term Loan Agreement) of not less than 2.0 to 1.0; and

•                  tangible net worth of not less than approximately $1.78 billion (plus 75% of the net proceeds of any equity issuances after September 30, 2012).

The Seven-Year Term Loan Agreement contains certain limitations on the prepayment of outstanding amounts under the agreement including, subject to certain exceptions, prohibitions on prepayment during the first year and payment of a prepayment premium if the loan is repaid prior to the end of the fifth year of the term of the loan. In addition, the Seven-Year Term Loan Agreement includes customary representations and warranties of the Company and the Operating Partnership and events of default, in certain cases subject to customary periods to cure, following which the lenders may accelerate all amounts outstanding under the Seven-Year Term Loan Agreement.

Except as amended by the First Amendment, the remaining terms of the 2012 Seven-Year Term Loan Agreement remain in full force and effect.

The foregoing summary of the 2012 Seven-Year Term Loan Agreement, the First Amendment, the Lender Supplement and the 2012 Seven-Year Term Loan Guaranty is qualified in its entirety by reference to the 2012 Seven-Year Term Loan Agreement, the First Amendment, the Lender Supplement and the 2012 Seven-Year Term Loan Guaranty, copies of which are attached as Exhibits 10.1, 10.2 10.3 and 10.4 hereto, respectively, and incorporated herein by reference.

New Five-Year Term Loan

On August 27, 2013, the Company, as parent guarantor, and the Operating Partnership, as borrower, also entered into an unsecured term loan agreement (the “2013 Five-Year Term Loan Agreement”) with Wells Fargo, as administrative agent and a lender, and the other lenders party thereto, which provides for a term loan of $350 million with a scheduled maturity date of August 27, 2018 (the “2013 Five-Year Term Loan”).  The entire $350 million under the 2013 Five-Year Term Loan was fully drawn on August 30, 2013.

The Operating Partnership has the option to increase the total term loan amount under the 2013 Five-Year Term Loan Agreement to $400 million, subject to certain conditions, including obtaining commitments from any one or more lenders, whether or not currently party to the 2013 Five-Year Term Loan Agreement, to provide such increased amounts.

The 2013 Five-Year Term Loan, subject to certain exceptions, will bear interest at a rate of LIBOR plus 165 to 240 basis points, depending on the total leverage ratio of the Company and its subsidiaries.  Amounts owing under the 2013 Five-Year Term Loan Agreement are guaranteed by the Company and all of the subsidiaries of the Company that guarantee the obligations under the Seven-Year Term Loan Agreement (the “2013 Five-Year Term Loan Guaranty”).  In addition, the prepayment of the 2013 Five-Year Term Loan is not subject to prepayment penalties or premiums other than customary breakage costs.

The proceeds of the 2013 Five-Year Term Loan were used by the Operating Partnership and the Company to finance the repayment of existing debt of the Operating Partnership and its subsidiaries.

The 2013 Five-Year Term Loan Agreement includes customary representations and warranties of the Company and the Operating Partnership.  The 2013 Five-Year Term Loan Agreement also contains various affirmative, negative and financial covenants and events of default substantially similar to those contained in the Seven-Year Term Loan Agreement, as described above.

The foregoing summary of the 2013 Five-Year Term Loan Agreement and the 2013 Five-Year Term Loan Guaranty is qualified in its entirety by reference to the 2013 Five-Year Term Loan Agreement and the 2013 Five-Year Term Loan Guaranty, copies of which are attached as Exhibits 10.5 and 10.6 hereto, respectively, and incorporated herein by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 30, 2013, the Operating Partnership borrowed an aggregate of $450 million under the Additional Term Loan and the 2013 Five-Year Term Loan, as described above, and approximately $115 million under its existing revolving credit facility to retire approximately $565 million of debt across eight loans that were secured by 51 of the Company’s properties. The disclosure contained in Item 1.01 relating to the foregoing borrowings is incorporated herein by reference. For a description of the terms of the existing revolving credit facility, which are substantially similar to those contained in the Seven-Year Term Loan Agreement, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 27, 2012.

Item 9.01.	Financial Statements and Exhibits

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1

Term Loan Agreement, dated as of November 20, 2012, by and among RLJ Lodging Trust, L.P., RLJ Lodging Trust, Wells Fargo Bank, National Association, as Administrative Agent, PNC Bank, National Association, as Syndication Agent, Capital One, N.A., as Documentation Agent, Raymond James, as Managing Agent, Wells Fargo Securities LLC and PNC Capital Markets LLC, as Joint Lead Arrangers and Joint Bookrunners and the lenders party thereto.

10.2

First Amendment to Term Loan Agreement, dated as of August 27, 2013, by and among RLJ Lodging Trust, L.P., RLJ Lodging Trust, Wells Fargo Bank, National Association, as Administrative Agent, PNC Bank, National Association, as Syndication Agent, and the lenders party thereto.

10.3

Additional Lender Supplement, dated as of August 27, 2013, by and among RLJ Lodging Trust, L.P., RLJ Lodging Trust, Wells Fargo Bank, National Association, as Administrative Agent, and the lenders party thereto.

10.4	Guaranty, dated as of November 20, 2012, by RLJ Lodging Trust and certain subsidiaries of RLJ Lodging Trust party thereto
10.5

Term Loan Agreement, dated as of August 27, 2013, by and among RLJ Lodging Trust, L.P., RLJ Lodging Trust, Wells Fargo Bank, National Association, as Administrative Agent, PNC Bank, National Association, as Syndication Agent, Bank of America, N.A., Barclays Bank PLC, Compass Bank, an Alabama Banking Corporation, and U.S. Bank National Association, as Documentation Agents, and Wells Fargo Securities LLC and PNC Capital Markets LLC, as Joint Lead Arrangers and Joint Bookrunners and the lenders party thereto.

10.6	Guaranty, dated as of August 27, 2013, by RLJ Lodging Trust and certain subsidiaries of RLJ Lodging Trust party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ LODGING TRUST

Date: September 3, 2013	By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
President and Chief Executive Officer

EXHIBIT LIST

Exhibit Number	Description

10.1

Term Loan Agreement, dated as of November 20, 2012, by and among RLJ Lodging Trust, L.P., RLJ Lodging Trust, Wells Fargo Bank, National Association, as Administrative Agent, PNC Bank, National Association, as Syndication Agent, Capital One, N.A., as Documentation Agent, Raymond James, as Managing Agent, Wells Fargo Securities LLC and PNC Capital Markets LLC, as Joint Lead Arrangers and Joint Bookrunners and the lenders party thereto.

10.2

First Amendment to Term Loan Agreement, dated as of August 27, 2013, by and among RLJ Lodging Trust, L.P., RLJ Lodging Trust, Wells Fargo Bank, National Association, as Administrative Agent, PNC Bank, National Association, as Syndication Agent, and the lenders party thereto.

10.3

Additional Lender Supplement, dated as of August 27, 2013, by and among RLJ Lodging Trust, L.P., RLJ Lodging Trust, Wells Fargo Bank, National Association, as Administrative Agent, and the lenders party thereto.

10.4	Guaranty, dated as of November 20, 2012, by RLJ Lodging Trust and certain subsidiaries of RLJ Lodging Trust party thereto
10.5

Term Loan Agreement, dated as of August 27, 2013, by and among RLJ Lodging Trust, L.P., RLJ Lodging Trust, Wells Fargo Bank, National Association, as Administrative Agent, PNC Bank, National Association, as Syndication Agent, Bank of America, N.A., Barclays Bank PLC, Compass Bank, an Alabama Banking Corporation, and U.S. Bank National Association, as Documentation Agents, and Wells Fargo Securities LLC and PNC Capital Markets LLC, as Joint Lead Arrangers and Joint Bookrunners and the lenders party thereto.

10.6	Guaranty, dated as of August 27, 2013, by RLJ Lodging Trust and certain subsidiaries of RLJ Lodging Trust party thereto.